Limited Power of Attorney for Section 16 Reporting Obligations

       The undersigned hereby constitutes and appoints each of Denis Sheahan and Joseph Sapienza as the undersigned's true and lawful attorneys-in-fact to:

(1)
execute for and on behalf of the undersigned reports on Forms 3, 4 and 5 relating to Cambridge Bancorp in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules promulgated thereunder, and any amendment to any such report;

(2)
do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such report on Form 3, 4, or 5 or amendment thereto and the timely filing of such report with the Securities and Exchange Commission and any other authority; and

(3)
take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned.

       The undersigned hereby grants to each such attorney-in-fact, acting singly, full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or advisable to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that (a) each such attorney-in-fact is serving in such capacity at the request of the undersigned and neither the Company nor any of such attorneys-in-fact assumes any liability for the responsibilities of the undersigned to comply with the requirements of
Section 16 of the Exchange Act, any liability of the undersigned for any failure to comply with such requirements, or any liability of the undersigned for disgorgement of profits under Section 16(b) of the Exchange Act, and (b) this power of attorney does not relieve the undersigned from responsibility for compliance with the obligations of the undersigned under
Section 16 of the Exchange Act, including, without limitation, the reporting requirements under Section 16 of the Exchange Act. This power of attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of or transactions in securities issued by Cambridge Bancorp, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

       IN WITNESS WHEREOF, the undersigned has caused this power of attorney to be executed and effective as of July 17, 2023.

/s/ John Sullivan________
John Sullivan


Notary: